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                                                            EXHIBIT 12 (Revised)


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               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


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                                                                                                                  Nine Months
                                                               Year Ended November 30,                         Ended August 31,
                                           --------------------------------------------------------------   -------------------
                                              1995         1994         1993         1992         1991         1996         1995
                                              ----         ----         ----         ----         ----         ----         ----

Pre-tax earnings........................   $   63,244   $   51,165   $   42,027   $   32,182   $   24,649   $   59,484   $   48,034
Interest................................          483          606        1,016          872          700        1,383          410
Interest on rental expense(1)...........        3,540        2,670        2,160        1,410        1,140        1,875        1,770
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total earnings and fixed charges....       67,267       54,441       45,203       34,464       26,489       62,742       50,214

Interest................................          483          606        1,016          872          700        1,383          410
Interest on rental expense(1)...........        3,540        2,670        2,160        1,410        1,140        1,875        1,770
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total fixed charges.................        4,023        3,276        3,176        2,282        1,840        3,258        2,180

Ratio of Earnings to Fixed Charges......         16.7         16.6         14.2         15.1         14.4         19.3         23.0
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

----------

(1) Represents such portion of rental expense which is representative of interest.
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